Exhibit 8.2

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 199 Bay Street Suite 4000, Commerce Court West Toronto ON M5L 1A9 Canada Tel: 416-863-2400 Fax: 416-863-2653

November 25, 2014

Canadian Imperial Bank of Commerce

Commerce Court

Toronto, Ontario

Canada M5L 1A2

Re:	Canadian Imperial Bank of Commerce

Issue of (i) Autocallable Equity Linked Notes due November 25, 2016 and (ii) Redeemable Step-Up Coupon Notes, Series A, due November 26, 2024

Ladies and Gentlemen:

We have acted as Canadian special counsel to Canadian Imperial Bank of Canada (the “Bank”) in connection with the issuance of $2,700,000 aggregate face amount of Autocallable Equity Linked Notes due November 25, 2016 Linked to Gilead Sciences Inc. (the “2016 Notes”) and $2,000,000 aggregate face amount of Redeemable Step-Up Coupon Notes, Series A, due November 26, 2024 (the “2024 Notes” and, together with the 2016 Notes, the “Notes) by the Bank, as described in the Bank’s Pricing Supplement with respect to the 2016 Notes dated November 20, 2014 (the “2016 Notes Pricing Supplement”) and the Bank’s Pricing Supplement with respect to the 2024 Notes dated November 21, 2014 (the “2024 Notes Pricing Supplement” and together with the 2016 Notes Pricing Supplement, the “Pricing Supplements”), respectively, to the Prospectus Supplement dated September 25, 2012 and the Prospectus dated May 4, 2012 contained in the Registration Statement on Form F-3, File No. 333-180771 (the “Registration Statement”). Subject to the qualifications, assumptions, limitations and understandings set out therein, the statements as to matters of the federal laws of Canada set forth under the heading “Certain Canadian Income Tax Consequences” in the 2016 Notes Pricing Supplement and in the 2024 Notes Pricing Supplement are an accurate summary, in all material respects, as at the date hereof, of the principal Canadian federal income tax considerations generally applicable to holders of 2016 Notes and 2024 Notes, respectively, described therein.

We hereby consent to the filing of this opinion as an exhibit to a Form 6-K of the Bank filed with the Securities and Exchange Commission and thereby incorporated by reference into the Bank’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Blake, Cassels & Graydon LLP